EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 of our report dated February 17, 1998 included in the Annual Report Form 10-K for the year ended December 31, 1997 of Aronex Pharmaceuticals, Inc. and to all references to our Firm included in this Registration Statement.




ARTHUR ANDERSEN LLP



The Woodlands, Texas
May 19, 1998